POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Michael M. Morrissey, Christopher J. Senner and Jennifer Drimmer Rokovich of Exelixis, Inc., a Delaware corporation (the "Company"), or any one of them acting singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to: (i) complete and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder; (ii) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of the Company, any Schedule 13D or 13G in accordance with Section 13(c) of the Exchange Act and the rules and regulations of the SEC thereunder; (iii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file or cause to be filed with the SEC and any securities exchange or similar authority such form, schedule, amendment or amendments thereto; and (iv) take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Schedules 13D and 13G with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless otherwise earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. By signing this Power of Attorney the undersigned revokes as of the date hereof all powers of attorney previously executed by the undersigned for the same purposes as this Power of Attorney.

In Witness Whereof, the undersigned has caused this Power of Attorney to be executed as of this 16th day of December, 2021.

Jacqueline M. Wright
Print Name

Jacqueline Wright
Signature

Attestation Pursuant to Rule S-T 302

(Required prior to using an electronic signature to authenticate
a conformed signature in an electronic filing)

I, Jacqueline M. Wright, hereby attest that my use of an Electronic Signature (as defined below) to sign a signature page or other document authenticating, acknowledging or otherwise adopting my conformed signature (as defined below) on any filing relating to Exelixis, Inc. (the "**Company**") to be made with the U.S. Securities & Exchange Commission (each an "**SEC Filing**") constitutes the legal equivalent of my manual signature, and will have full legal effect and enforceability, and be deemed accurate and legitimate for all purposes for which a manual signature would be enforceable, for purposes of authenticating the signature to any SEC Filing for which it is provided.

As used herein:

- "Electronic Signature" means my signing via Docusign, Adobe Sign, or similar system via my email address specified below or via another e-mail address known to the Company to be used by me; and

- "conformed signature" means my signature which appears in typed form within a document to be electronically filed with the Securities and Exchange Commission.

This Attestation will expire upon the earlier of (i) such time as I am no longer serving as a director or officer of the Company, except with respect to Section 16 filings, as may be required, and (ii) a revocation by me in writing.

Given the importance of security relating to my Electronic Signature, I commit to promptly notify the Company (i) if I suspect that my email address has been breached or compromised, or (ii) if I change my primary email address for purposes of this Attestation.

Signature (manual): Jacqueline Wright

Name (typed or block letters): /s/ Jacqueline M. Wright

Email (typed or block letters): jackywright123@aol.com

Date: December 16, 2021